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GUCCI

STARBUCKS

SAINT LAURENT

SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED FOURTH QUARTER 2019

SIMON®

4Q 2019 SUPPLEMENTAL

TABLE OF CONTENTS

EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION FOR THE QUARTER ENDED DECEMBER 31, 2019	PAGE

Earnings Release(1)	2-13
Overview
The Company	14
Stock Information, Credit Ratings and Senior Unsecured Debt Covenants	15
Financial Data
Selected Financial and Equity Information	16
Net Operating Income (NOI) Composition	17
Net Operating Income Overview	18
Reconciliations of Non-GAAP Financial Measures	19
Consolidated Net Income to NOI	19
FFO of the Operating Partnership to Funds Available for Distribution (Our Share)	20
Other Income, Other Expense and Capitalized Interest	21
Operational Data
U.S. Malls and Premium Outlets Operating Information	22
The Mills and International Operating Information	23
U.S. Malls and Premium Outlets Lease Expirations	24
U.S. Malls and Premium Outlets Top Tenants	25
Development Activity
Capital Expenditures	26
Development Activity Summary	27-28
Development Activity Report	29-30
Balance Sheet Information
Common and Preferred Stock Information	31
Changes in Common Share and Limited Partnership Unit Ownership	31
Preferred Stock/Units Outstanding	31
Credit Profile	32
Summary of Indebtedness	33
Total Debt Amortization and Maturities by Year (Our Share)	34
Property and Debt Information	35-44
Other
Non-GAAP Pro-Rata Financial Information	45-48
(1)
Includes reconciliation of consolidated net income to funds from operations.

4Q 2019 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Ali Slocum	317-264-3079 Media

SIMON PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

INDIANAPOLIS, February 4, 2020 - Simon, a global leader in premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter and twelve months ended December 31, 2019.

RESULTS FOR THE YEAR1

•
Net income attributable to common stockholders was $2.098 billion, or $6.81 per diluted share, as compared to $2.437 billion, or $7.87 per diluted share in 2018. Results for 2019 include $116.3 million, or $0.33 per diluted share, for a loss on extinguishment of debt related to the redemption of certain senior notes of Simon Property Group, L.P. The prior year period also included net gains of $324.4 million, or $0.91 per diluted share, primarily related to disposition activity.

•
Funds from Operations ("FFO") was $4.272 billion, or $12.04 per diluted share, as compared to $4.325 billion, or $12.13 per diluted share, in the prior year period. The 2019 results included the $0.33 per diluted share loss on the extinguishment of debt. FFO per diluted share, before this $0.33 debt charge, was $12.37, at the high end of the Company's original guidance for 2019.

•
Growth in Comparable FFO per diluted share for the twelve months ended December 31, 2019 was 4.4%.

RESULTS FOR THE QUARTER(1)

•
Net income attributable to common stockholders was $510.2 million, or $1.66 per diluted share, as compared to $712.8 million, or $2.30 per diluted share in 2018. Results for the fourth quarter of 2019 include the aforementioned loss on extinguishment of debt of $0.33 per diluted share. The prior year period included gains of $143.9 million, or $0.40 per diluted share.

•
FFO was $1.045 billion, or $2.96 per diluted share, as compared to $1.151 billion, or $3.23 per diluted share, in the prior year period. The fourth quarter 2019 results included the $0.33 per diluted share loss on the extinguishment of debt. Comparable FFO per diluted share was $3.29 in the fourth quarter 2019 compared to $3.20 in the prior year period, growth of 2.8%.

(1)
For a reconciliation of FFO and net income per diluted share on a comparable basis, please see Footnote E of the Footnotes to Unaudited Financial Information.

4Q 2019 SUPPLEMENTAL	2

EARNINGS RELEASE

"I am pleased with our fourth quarter results, concluding another successful and productive year for our company," said David Simon, Chairman, Chief Executive Officer and President. "In 2019, we opened one new shopping destination; delivered six international expansions; completed four redevelopments of former department stores and started construction on nine additional projects; and made several strategic investments in companies focused on enhancing our consumer experience. During 2019, we returned approximately $3.3 billion to shareholders, including approximately $3.0 billion in dividends paid. We continue to strengthen our portfolio through our innovative and disciplined investment activities that will allow us to continue to deliver long-term cash flow, FFO and dividends per share growth."

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

•
Reported retailer sales per square foot was $693, an increase of 4.8%, for the trailing 12 months ended December 31, 2019.

•
Occupancy was 95.1% at December 31, 2019.

•
Base minimum rent per square foot was $54.59 at December 31, 2019.

•
Leasing spread per square foot for the trailing 12 months ended December 31, 2019 was $7.83, an increase of 14.4%.

COMPARABLE PROPERTY NET OPERATING INCOME ("NOI") AND PORTFOLIO NOI

Comparable property NOI growth for the full year 2019, including international comparable properties on a constant currency basis, was 1.7%. Comparable property NOI growth for North American properties was 1.4%. Total portfolio NOI growth for the full year 2019 was 1.7%. Total portfolio NOI includes NOI from comparable properties, new developments, redevelopments, expansions, acquisitions and our share of NOI from investments.

DIVIDENDS

During 2019, the Company paid $8.30 per share in dividends, an increase of 5.1% compared to the prior year. Today, Simon's Board of Directors declared a common stock dividend of $2.10 per share for the first quarter of 2020. This is a 2.4% increase year-over-year. The dividend will be payable on February 28, 2020 to shareholders of record on February 14, 2020. The Company has paid more than $31 billion of dividends since its initial public offering.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on March 31, 2020 to shareholders of record on March 17, 2020.

4Q 2019 SUPPLEMENTAL	3

EARNINGS RELEASE

DEVELOPMENT ACTIVITY

Construction continues on five new outlet development projects: one in the U.S. and four internationally. Three projects are scheduled to open in 2020, including Malaga Designer Outlet (Malaga, Spain), Siam Premium Outlets Bangkok (Bangkok, Thailand) and West Midlands Designer Outlet (Cannock, England) and two are scheduled to open in 2021, including Tulsa Premium Outlets (Jenks (Tulsa), Oklahoma) and Paris-Giverny Designer Outlet (Vernon (Normandy), France).

There are currently 15 redevelopment projects of former department store spaces under construction that will add compelling retail, entertainment and mixed-uses to centers such as Burlington Mall (Burlington (Boston), MA), Phipps Plaza (Atlanta, GA) and Northgate (Seattle, WA).

Construction also continues on other significant redevelopment and expansion projects including The Shops at Riverside (Hackensack, NJ), Sawgrass Mills (Miami, FL), Gotemba Premium Outlets (Gotemba, Japan) and Rinku Premium Outlets (Izumisano (Osaka), Japan).

At quarter-end, redevelopment and expansion projects, including the redevelopment of former department store spaces, were underway at more than 30 properties in the U.S., Asia and Europe. Simon's share of the costs of all new development and redevelopment projects under construction at quarter-end was approximately $1.8 billion.

BALANCE SHEET ACTIVITY

The Company was active in the debt markets in 2019, continuing to lower our effective borrowing costs and extend our maturity profile.

During the year, the Company completed a three tranche senior notes offering totaling $3.5 billion with a weighted average coupon rate of 2.61% and weighted average term of 15.9 years.

The Company also retired all, or a portion of, four series of senior notes totaling approximately $2.6 billion (USD equivalent) with a combined weighted average coupon rate of 3.76%. The new notes offering had a weighted average coupon rate of approximately 115 basis points lower than the notes that were retired.

As of December 31, 2019, Simon had more than $7.1 billion of liquidity consisting of cash on hand, including its share of joint venture cash, and available capacity under its revolving credit facilities, net of outstanding U.S. and Euro commercial paper.

4Q 2019 SUPPLEMENTAL	4

EARNINGS RELEASE

2020 GUIDANCE

The Company currently estimates net income to be within a range of $7.15 to $7.30 per diluted share for the year ending December 31, 2020 and that FFO will be within a range of $12.25 to $12.40 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2020

	LOW END	HIGH END
Estimated net income attributable to common stockholders per diluted share	$7.15	$7.30
Depreciation and amortization including Simon's share of unconsolidated entities	5.10	5.10

Estimated FFO per diluted share	$12.25	$12.40

CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 8:30 a.m. Eastern Time, Tuesday, February 4, 2020. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until February 11, 2020. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 9776639.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our fourth quarter 2019 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

4Q 2019 SUPPLEMENTAL	5

EARNINGS RELEASE

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, comparable FFO per share, comparable earnings per share, portfolio net operating income growth and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact, if any, of the United Kingdom's exit from the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; the loss of key management personnel and the transition of LIBOR to an alternative reference rate. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT SIMON

Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE:SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales. For more information, visit simon.com.

4Q 2019 SUPPLEMENTAL	6

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2019	2018	2019	2018
REVENUE:
Lease income	$1,356,238	$1,347,155	$5,243,771	$5,158,420
Management fees and other revenues	29,174	30,780	112,942	116,286
Other income	103,203	84,092	398,476	370,582

Total revenue	1,488,615	1,462,027	5,755,189	5,645,288

EXPENSES:
Property operating	113,741	115,216	453,145	450,636
Depreciation and amortization	324,310	329,145	1,340,503	1,282,454
Real estate taxes	118,600	112,790	468,004	457,740
Repairs and maintenance	26,743	26,081	100,495	99,588
Advertising and promotion	41,216	43,262	150,344	151,241
Home and regional office costs	45,217	30,584	190,109	136,677
General and administrative	7,333	10,830	34,860	46,543
Other	34,579	23,607	109,898	94,110

Total operating expenses	711,739	691,515	2,847,358	2,718,989

OPERATING INCOME BEFORE OTHER ITEMS	776,876	770,512	2,907,831	2,926,299
Interest expense	(189,813)	(204,341)	(789,353)	(815,923)
Loss on extinguishment of debt	(116,256)	—	(116,256)	—
Income and other taxes	(6,744)	(10,422)	(30,054)	(36,898)
Income from unconsolidated entities	127,657	149,987	444,349	475,250
Unrealized losses in fair value of equity instruments	(3,365)	(16,423)	(8,212)	(15,212)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	2,061	143,879	14,883	288,827

CONSOLIDATED NET INCOME	590,416	833,192	2,423,188	2,822,343
Net income attributable to noncontrolling interests	79,388	119,562	321,604	382,285
Preferred dividends	834	834	3,337	3,337

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$510,194	$712,796	$2,098,247	$2,436,721

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.66	$2.30	$6.81	$7.87

4Q 2019 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	DECEMBER 31, 2019	DECEMBER 31, 2018
ASSETS:
Investment properties, at cost	$37,804,495	$37,092,670
Less — accumulated depreciation	13,905,776	12,884,539

	23,898,719	24,208,131
Cash and cash equivalents	669,373	514,335
Tenant receivables and accrued revenue, net	832,151	763,815
Investment in unconsolidated entities, at equity	2,371,053	2,220,414
Investment in Klépierre, at equity	1,731,649	1,769,488
Right-of-use assets, net	514,660	—
Deferred costs and other assets	1,214,025	1,210,040

Total assets	$31,231,630	$30,686,223

LIABILITIES:
Mortgages and unsecured indebtedness	$24,163,230	$23,305,535
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,390,682	1,316,861
Cash distributions and losses in unconsolidated entities, at equity	1,566,294	1,536,111
Lease liabilities	516,809	—
Other liabilities	464,304	500,597

Total liabilities	28,101,319	26,659,104

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	219,061	230,163
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	42,420	42,748

Common stock, $0.0001 par value, 511,990,000 shares authorized, 320,435,256 and 320,411,571 issued and outstanding, respectively	32	32

Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—

Capital in excess of par value	9,756,073	9,700,418
Accumulated deficit	(5,379,952)	(4,893,069)
Accumulated other comprehensive loss	(118,604)	(126,017)
Common stock held in treasury, at cost, 13,574,296 and 11,402,103 shares, respectively	(1,773,571)	(1,427,431)

Total stockholders' equity	2,526,398	3,296,681
Noncontrolling interests	384,852	500,275

Total equity	2,911,250	3,796,956

Total liabilities and equity	$31,231,630	$30,686,223

4Q 2019 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2019	2018	2019	2018
REVENUE:
Lease income	$802,746	$786,217	$3,088,594	$3,045,668
Other income	88,060	93,828	322,398	326,575

Total revenue	890,806	880,045	3,410,992	3,372,243
OPERATING EXPENSES:
Property operating	152,320	153,203	587,062	590,921
Depreciation and amortization	169,693	164,870	681,764	652,968
Real estate taxes	65,314	62,070	266,013	259,567
Repairs and maintenance	23,491	23,441	85,430	87,408
Advertising and promotion	25,808	21,924	89,660	87,349
Other	53,374	43,757	196,178	187,292

Total operating expenses	490,000	469,265	1,906,107	1,865,505

OPERATING INCOME BEFORE OTHER ITEMS	400,806	410,780	1,504,885	1,506,738
Interest expense	(163,074)	(158,154)	(636,988)	(663,693)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	3,022	7,575	24,609	33,367

NET INCOME	$240,754	$260,201	$892,506	$876,412

Third-Party Investors' Share of Net Income	$128,618	$132,593	$460,696	$436,767

Our Share of Net Income	112,136	127,608	431,810	439,645
Amortization of Excess Investment (A)	(21,143)	(20,804)	(83,556)	(85,252)
Our Share of Gain on Sale or Disposal of Assets and Interests in Other Income in the Consolidated Financial Statements	—	—	(9,156)	—
Our Share of Gain on Sale or Disposal of, or Recovery on, Assets and Interests in Unconsolidated Entities, net	(1,133)	(2,841)	(1,133)	(12,513)

Income from Unconsolidated Entities (B)	$89,860	$103,963	$337,965	$341,880

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A. ("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

4Q 2019 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)

	DECEMBER 31, 2019	DECEMBER 31, 2018
Assets:
Investment properties, at cost	$19,525,665	$18,807,449
Less - accumulated depreciation	7,407,627	6,834,633

	12,118,038	11,972,816
Cash and cash equivalents	1,015,864	1,076,398
Tenant receivables and accrued revenue, net	510,157	445,148
Right-of-use assets, net	185,302	—
Deferred costs and other assets	384,663	390,818

Total assets	$14,214,024	$13,885,180

Liabilities and Partners' Deficit:
Mortgages	$15,391,781	$15,235,415
Accounts payable, accrued expenses, intangibles, and deferred revenue	977,112	976,311
Lease liabilities	186,594	—
Other liabilities	338,412	344,205

Total liabilities	16,893,899	16,555,931
Preferred units	67,450	67,450
Partners' deficit	(2,747,325)	(2,738,201)

Total liabilities and partners' deficit	$14,214,024	$13,885,180

Our Share of:
Partners' deficit	$(1,196,926)	$(1,168,216)
Add: Excess Investment (A)	1,525,903	1,594,198

Our net Investment in unconsolidated entities, at equity	$328,977	$425,982

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B.

4Q 2019 SUPPLEMENTAL	10

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

Reconciliation of Consolidated Net Income to FFO
	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2019	2018	2019	2018
Consolidated Net Income (D)	$590,416	$833,192	$2,423,188	$2,822,343
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	321,404	326,273	1,329,843	1,270,888
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	139,579	129,818	551,596	533,595
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(2,061)	(137,263)	(14,883)	(282,211)
Unrealized losses in fair value of equity instruments	3,365	16,423	8,212	15,212
Net income attributable to noncontrolling interest holders in properties	(1,172)	(10,642)	(991)	(11,327)
Noncontrolling interests portion of depreciation and amortization	(4,834)	(5,082)	(19,442)	(18,647)
Preferred distributions and dividends	(1,313)	(1,313)	(5,252)	(5,252)

FFO of the Operating Partnership	$1,045,384	$1,151,406	$4,272,271	$4,324,601

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.66	$2.30	$6.81	$7.87
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.30	1.27	5.25	5.01
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.01)	(0.39)	(0.04)	(0.79)
Unrealized losses in fair value of equity instruments	0.01	0.05	0.02	0.04

Diluted FFO per share	$2.96	$3.23	$12.04	$12.13

Details for per share calculations:
FFO of the Operating Partnership	$1,045,384	$1,151,406	$4,272,271	$4,324,601
Diluted FFO allocable to unitholders	(138,219)	(152,122)	(563,342)	(568,817)

Diluted FFO allocable to common stockholders	$907,165	$999,284	$3,708,929	$3,755,784

Basic and Diluted weighted average shares outstanding	306,869	309,294	307,950	309,627
Weighted average limited partnership units outstanding	46,751	47,102	46,774	46,893

Basic and Diluted weighted average shares and units outstanding	353,620	356,396	354,724	356,520

Basic and Diluted FFO per Share	$2.96	$3.23	$12.04	$12.13
Percent Change	–8.4%		–0.7%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT") Funds From Operations White Paper - 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $3.2 million and $2.4 million for the three months ended December 31, 2019 and 2018, respectively, and $17.3 million and $6.3 million for the twelve months ended December 31, 2019 and 2018, respectively.

-
Straight-line adjustments increased income by $24.9 million and $6.7 million for the three months ended December 31, 2019 and 2018, respectively, and $90.9 million and $28.5 million for the twelve months ended December 31, 2019 and 2018, respectively.

-
Amortization of fair market value of leases from acquisitions increased income by $1.4 million and $1.4 million for the three months ended December 31, 2019 and 2018, respectively, and $5.4 million and $4.4 million for the twelve months ended December 31, 2019 and 2018, respectively.

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EARNINGS RELEASE

(E)
Reconciliation of reported earnings per share to comparable earnings per share and FFO per share to comparable FFO per share:

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2019	2018	2019	2018
Reported earnings per share	$1.66	$2.30	$6.81	$7.87
Add: Loss on extinguishment of debt	0.33	—	0.33	—
Less: Non-cash investment gain (ABG)	—	—	—	(0.10)
Less: Higher distribution income from international investment	—	—	—	(0.05)
Less: ASC 842 expensing internal leasing costs	—	(0.03)	—	(0.13)
Less: Gains on sale or disposal of assets	—	(0.40)	—	(0.81)

Comparable earnings per share	$1.99	$1.87	$7.14	$6.78

Comparable earnings per share growth	6.4%		5.3%

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2019	2018	2019	2018
Reported FFO per share	$2.96	$3.23	$12.04	$12.13
Add: Loss on extinguishment of debt	0.33	—	0.33	—
Less: Non-cash investment gain (ABG)	—	—	—	(0.10)
Less: Higher distribution income from international investment	—	—	—	(0.05)
Less: ASC 842 expensing internal leasing costs	—	(0.03)	—	(0.13)

Comparable FFO per share	$3.29	$3.20	$12.37	$11.85

Comparable FFO per share growth	2.8%		4.4%

4Q 2019 SUPPLEMENTAL	13

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At December 31, 2019, we owned or had an interest in 233 properties comprising 191 million square feet in North America, Asia and Europe. Additionally, at December 31, 2019, we had a 22.2% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 15 European countries.

This package was prepared to provide operational and balance sheet information as of December 31, 2019 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; the loss of key management personnel; and the transition of LIBOR to an alternative reference rate. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

4Q 2019 SUPPLEMENTAL	14

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	40%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.3X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	280%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

4Q 2019 SUPPLEMENTAL	15

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2019	2018	2019	2018
Financial Highlights
Total Revenue - Consolidated Properties	$1,488,615	$1,462,027	$5,755,189	$5,645,288
Consolidated Net Income	$590,416	$833,192	$2,423,188	$2,822,343
Net Income Attributable to Common Stockholders	$510,194	$712,796	$2,098,247	$2,436,721
Basic and Diluted Earnings per Common Share (EPS)	$1.66	$2.30	$6.81	$7.87
Funds from Operations (FFO) of the Operating Partnership	$1,045,384	$1,151,406	$4,272,271	$4,324,601
Basic and Diluted FFO per Share (FFOPS)	$2.96	$3.23	$12.04	$12.13
Dividends/Distributions per Share/Unit	$2.10	$2.00	$8.30	$7.90

Stockholders' Equity Information	AS OF DECEMBER 31, 2019	AS OF DECEMBER 31, 2018
Limited Partners' Units Outstanding at end of period	46,740	46,807
Common Shares Outstanding at end of period	306,869	309,018

Total Common Shares and Limited Partnership Units Outstanding at end of period	353,609	355,825

Weighted Average Limited Partnership Units Outstanding	46,744	46,893
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	307,950	309,627

Debt Information
Share of Consolidated Debt	$23,988,186	$23,139,977
Share of Joint Venture Debt	7,214,181	7,160,392

Share of Total Debt	$31,202,367	$30,300,369

Market Capitalization
Common Stock Price at end of period	$148.96	$167.99
Common Equity Capitalization, including Limited Partnership Units	$52,673,608	$59,775,015
Preferred Equity Capitalization, including Limited Partnership Preferred Units	83,236	80,287

Total Equity Market Capitalization	$52,756,844	$59,855,302

Total Market Capitalization - Including Share of Total Debt	$83,959,211	$90,155,671

Net Debt to Total Market Capitalization	35.8%	32.5%

4Q 2019 SUPPLEMENTAL	16

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Twelve Months Ended December 31, 2019

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.
(3)
Includes Lifestyle Centers.

4Q 2019 SUPPLEMENTAL	17

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		% GROWTH	FOR THE TWELVE MONTHS ENDED DECEMBER 31,		% GROWTH

	2019	2018		2019	2018
Comparable Property NOI (2)	$1,440,893	$1,433,452	0.5%	$5,513,459	$5,435,326	1.4%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	46,820	51,354		181,871	191,959
International Properties (4)	133,956	127,590		483,563	465,421
Our share of NOI from Investments (5)	85,006	80,054		293,979	292,513

Portfolio NOI	$1,706,675	$1,692,450	0.8%	$6,472,872	$6,385,219	1.4%
Corporate and Other NOI Sources (6)	102,566	106,627		481,059	482,615

Combined NOI	$1,809,241	$1,799,077		$6,953,931	$6,867,834

Less: Joint Venture Partners' Share of NOI	308,369	307,934		1,163,972	1,143,667

Our Share of Total NOI	$1,500,872	$1,491,143		$5,789,959	$5,724,167

(1)
All amounts are presented at gross values unless otherwise indicated as our share. See reconciliation on following page.
(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers opened and operating as comparable for the period.
(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.
(4)
Includes International Premium Outlets (except for Canadian Premium Outlets included in Comparable NOI) and International Designer Outlets.
(5)
Includes our share of NOI of Klépierre, HBS, and other corporate investments.
(6)
Includes income components excluded from Portfolio NOI and Comparable Property NOI (domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments), unrealized and realized gains/losses on non-real estate related equity instruments, Northgate, Simon management company revenues, and other assets.

4Q 2019 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2019	2018	2019	2018
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$590,416	$833,192	$2,423,188	$2,822,343
Income and other tax expense	6,744	10,422	30,054	36,898
Interest expense	189,813	204,341	789,353	815,923
Loss on extinguishment of debt	116,256	—	116,256	—
Income from unconsolidated entities	(127,657)	(149,987)	(444,349)	(475,250)
Unrealized losses in fair value of equity instruments	3,365	16,423	8,212	15,212
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(2,061)	(143,879)	(14,883)	(288,827)

Operating Income Before Other Items	776,876	770,512	2,907,831	2,926,299
Depreciation and amortization	324,310	329,145	1,340,503	1,282,454
Home and regional office costs	45,217	30,584	190,109	136,677
General and administrative	7,333	10,830	34,860	46,543

NOI of consolidated entities	$1,153,736	$1,141,071	$4,473,303	$4,391,973

Reconciliation of NOI of unconsolidated entities:
Net Income	$240,754	$260,201	$892,506	$876,412
Interest expense	163,074	158,154	636,988	663,693
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	(3,022)	(7,575)	(24,609)	(33,367)

Operating Income Before Other Items	400,806	410,780	1,504,885	1,506,738
Depreciation and amortization	169,693	164,870	681,764	652,968

NOI of unconsolidated entities	$570,499	$575,650	$2,186,649	$2,159,706

Add: Our share of NOI from Klépierre, HBS and other corporate investments	85,006	82,356	293,979	316,155

Combined NOI	$1,809,241	$1,799,077	$6,953,931	$6,867,834

4Q 2019 SUPPLEMENTAL	19

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED DECEMBER 31, 2019	TWELVE MONTHS ENDED DECEMBER 31, 2019
FFO of the Operating Partnership	$1,045,384	$4,272,271
Non-cash impacts to FFO(1)	(15,365)	(41,259)

FFO of the Operating Partnership excluding non-cash impacts	1,030,019	4,231,012
Tenant allowances	(47,147)	(192,252)
Operational capital expenditures	(72,330)	(195,350)

Funds available for distribution	$910,542	$3,843,410

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED DECEMBER 31, 2019	TWELVE MONTHS ENDED DECEMBER 31, 2019
Deductions:
Straight-line lease income	(24,952)	(90,907)
Fair market value of lease amortization	(1,382)	(5,424)
Fair value of debt amortization	(822)	(814)
Additions:
Stock based compensation expense	5,883	27,030
Mortgage, financing fee and terminated swap amortization expense	5,908	28,856

	$(15,365)	$(41,259)

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, comparable FFO per share, comparable earnings per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 18 - 20 and in the Earnings Release for the latest period.

4Q 2019 SUPPLEMENTAL	20

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2019	2018	2019	2018
Consolidated Properties
Other Income
Interest, dividend and distribution income (1)	$11,457	$5,843	$36,982	$48,469
Lease settlement income	1,982	2,700	17,493	44,174
Gains on land sales	3,597	114	13,753	3,362
Other (2)	86,167	75,435	330,248	274,577

Totals	$103,203	$84,092	$398,476	$370,582

Other Expense
Ground leases	$11,179	$10,957	$43,499	$42,683
Professional fees and other	23,400	12,650	66,399	51,427

Totals	$34,579	$23,607	$109,898	$94,110

Capitalized Interest	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2019	2018	2019	2018
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$9,366	$4,683	$33,324	$19,867
Our Share of Joint Venture Properties	$293	$409	$1,187	$2,077

(1)
Includes distributions from other international investments.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

4Q 2019 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION

	AS OF DECEMBER 31,

	2019	2018
Total Number of Properties	175	176
Total Square Footage of Properties (in millions)	150.3	151.2
Ending Occupancy (1):
Consolidated Assets	95.3%	95.9%
Unconsolidated Assets	94.5%	95.8%
Total Portfolio	95.1%	95.9%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$662	$641
Unconsolidated Assets	$783	$719
Total Portfolio	$693	$661
Base Minimum Rent PSF (3):
Consolidated Assets	$53.06	$52.51
Unconsolidated Assets	$58.71	$58.59
Total Portfolio	$54.59	$54.18

Open / Close Spread

		RENT PSF (BASE MINIMUM RENT & CAM)

	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE %
12/31/19	8,216,167	$62.39	$54.56	$7.83	14.4%
12/31/18	8,722,732	$62.04	$54.29	$7.75	14.3%
Occupancy Cost as a Percentage of Sales (5):
12/31/19	12.5%
12/31/18	12.8%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Total Sales PSF is defined as total sales as reported of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, stores with less than 10,000 square feet are included for malls and stores with less than 20,000 square feet are included for Premium Outlets.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.
(5)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

4Q 2019 SUPPLEMENTAL	22

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF DECEMBER 31,

	2019	2018
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.5	21.4
Ending Occupancy(1)	97.0%	97.6%
Total Sales PSF(2)	$620	$614
Base Minimum Rent PSF(3)	$33.09	$32.63
Leasing Spread PSF(4)	$5.48	$15.21
Leasing Spread (Percentage Change)(4)	13.2%	34.6%

International Properties
Premium Outlets
Total Number of Properties	20	19
Total Square Footage of Properties (in millions)	7.7	7.3
Designer Outlets
Total Number of Properties	9	9
Total Square Footage of Properties (in millions)	2.4	2.2
Statistics for Premium Outlets in Japan(5)
Ending Occupancy	99.5%	99.7%
Total Sales PSF	¥ 107,866	¥ 107,265
Base Minimum Rent PSF	¥ 5,269	¥ 5,156
(1)
See footnote 1 on page 22 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 22 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 22 for definition.
(4)
See footnote 4 on page 22 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

4Q 2019 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 12/31/19	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	651	2,021,771	$58.01	2.0%
2020	2,473	8,606,035	$50.60	7.6%
2021	2,424	9,066,802	$50.64	8.0%
2022	2,326	8,754,342	$49.66	7.7%
2023	2,277	9,381,279	$56.10	9.1%
2024	1,919	7,462,106	$59.29	7.6%
2025	1,478	5,658,208	$63.78	6.4%
2026	1,275	4,630,900	$63.93	5.2%
2027	985	3,708,647	$65.27	4.2%
2028	851	3,660,770	$59.68	3.8%
2029	723	3,132,495	$62.27	3.2%
2030 and Thereafter	445	2,853,217	$41.65	2.2%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,836	4,658,652	$18.28	1.6%

Anchors
2020	3	371,955	$4.21	0.0%
2021	10	1,113,351	$6.32	0.1%
2022	16	2,033,754	$6.14	0.2%
2023	17	2,386,762	$6.67	0.3%
2024	24	2,027,154	$8.30	0.3%
2025	16	1,480,858	$7.21	0.2%
2026	7	804,111	$4.30	0.1%
2027	6	920,224	$4.16	0.1%
2028	9	857,119	$7.58	0.1%
2029	5	577,818	$5.02	0.1%
2030 and Thereafter	25	2,455,938	$8.50	0.4%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2019 consolidated and joint venture combined base rental revenue.

4Q 2019 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	412	3,843	2.1%	3.4%
L Brands, Inc.	307	1,895	1.0%	2.2%
Ascena Retail Group Inc	435	2,420	1.3%	1.8%
PVH Corporation	237	1,476	0.8%	1.6%
Tapestry, Inc.	253	1,016	0.6%	1.5%
Signet Jewelers, Ltd.	363	526	0.3%	1.5%
Foot Locker, Inc.	224	1,031	0.6%	1.2%
Luxottica Group SPA	386	689	0.4%	1.2%
American Eagle Outfitters, Inc	195	1,280	0.7%	1.2%
Capri Holdings Limited	138	530	0.3%	1.2%

Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	113	21,736	12.0%	0.3%
J.C. Penney Co., Inc.	63	10,201	5.6%	0.3%
Dillard's, Inc.	36	6,532	3.6%	*
Nordstrom, Inc.	27	4,556	2.5%	0.1%
Sears	22	3,796	2.1%	*
Dick's Sporting Goods, Inc.	36	2,410	1.3%	0.6%
Hudson's Bay Company	16	2,128	1.2%	0.1%
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
Belk, Inc.	8	1,323	0.7%	*
Target Corporation	6	831	0.5%	0.1%
Von Maur, Inc.	6	768	0.4%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
*
Less than one-tenth of one percent.

4Q 2019 SUPPLEMENTAL	25

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$58,851	$286,231	$113,899
Redevelopment projects with incremental square footage and/or anchor replacement	488,962	388,983	183,183
Redevelopment projects with no incremental square footage (1)	109,665	23,675	7,798

Subtotal new development and redevelopment projects	657,478	698,889	304,880
Tenant allowances	159,165	72,571	33,087
Operational capital expenditures at properties:
CAM expenditures	118,080	69,145	31,492
Non-CAM expenditures	30,130	31,529	15,648

Totals	$964,853	$872,134	$385,107

Conversion from accrual to cash basis	(88,842)	(82,811)	(36,567)

Capital Expenditures for the Twelve Months Ended 12/31/19 (2)	$876,011	$789,323	$348,540

Capital Expenditures for the Twelve Months Ended 12/31/18 (2)	$781,909	$761,657	$361,848

(1)
Includes restoration projects as a result of property damage from natural disasters.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

4Q 2019 SUPPLEMENTAL	26

DEVELOPMENT ACTIVITY SUMMARY (1)
As of December 31, 2019
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST (4)	EXPECTED STABILIZED RATE OF RETURN (4)	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
Redevelopments	$1,267	$1,234	$1,076	7%	$635	$537

Premium Outlets

New Developments	$869	$760	$455	8%	$289	$135
Redevelopments	$416	$385	$204	10%	$191	$100
The Mills
Redevelopments	$83	$83	$62	9%	$37	$30
Totals	$2,635	$2,462	$1,797	8%	$1,152	$802

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million or incremental square footage. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary and no assurance can be given that expected returns will be achieved. Returns do not include any development or leasing fees earned as part of the development by Simon from joint venture partners.

4Q 2019 SUPPLEMENTAL	27

DEVELOPMENT ACTIVITY SUMMARY
As of December 31, 2019

(1)
Includes hotel, residential, office and other
(2)
Includes international Premium Outlets and international Designer Outlets

4Q 2019 SUPPLEMENTAL	28

DEVELOPMENT ACTIVITY REPORT (1)
As of December 31, 2019

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Malls - Redevelopments
Del Amo Fashion Mall - Torrance, CA	Mitsuwa Marketplace	2/20	50%
Roosevelt Field - Garden City (New York), NY	163 room Residence Inn by Marriott	2/20	50%
Shops at Riverside, The - Hackensack (New York), NJ	Redevelopment	3/20	100%
Broadway Square - Tyler, TX	Redevelopment of the former Sears building with Dick's Sporting Goods, Home Goods, retail, and restaurants	4/20	100%
Greenwood Park Mall - Indianapolis, IN	Dave & Buster's	4/20	100%
Copley Place - Boston, MA	Saks Men's Store	6/20	98%
Midland Park Mall - Midland, TX	Redevelopment of the former Sears building with Dillard's (opened 4/19) and redevelopment of former Dillard's with Dick's Sporting Goods	6/20	100%
Ocean County Mall - Toms River, NJ	Redevelopment of the former Sears building with B.J.'s Restaurant & Brewhouse (opened 7/19), LA Fitness (opened 12/19), Ulta, and Homesense	6/20	100%
Bay Park Square - Green Bay, WI	Dave & Buster's	7/20	100%
Cape Cod Mall - Hyannis, MA	Redevelopment of the former Sears building and TBA with Target (opened 10/19), Dick's Sporting Goods, and other retailers	7/20	56%
Lehigh Valley, Whitehall, PA	Dave & Buster's	7/20	50%
Burlington Mall - Burlington (Boston), MA	Redevelopment of the former Sears lower level	10/20	100%
Tacoma Mall - Tacoma, WA	Redevelopment of the former Sears building with Marcus Theatres, Nordstrom Rack, Total Wine and Ulta	10/20	100%
Northshore Mall - Peabody, MA	Redevelopment of the former Sears building and TBA with Life Time Athletic and Tesla	12/20	56%
Dadeland Mall - Miami, FL	AC Hotel by Marriott	1/21	33%
Dadeland Mall - Miami, FL	Kendall West expansion including the addition of Apple and North Italia	1/21	50%
Roosevelt Field - Garden City (New York), NY	Redevelopment of the Bloomingdale's Furniture space with Century 21	2/21	100%
West Town Mall - Knoxville, TN	Redevelopment of the former Sears building with Dick's Sporting Goods	3/21	50%
La Plaza - McAllen, TX	Cut! theater by Cinemark	4/21	100%
Phipps Plaza - Atlanta, GA	Mixed use redevelopment of the former Belk building with Nobu Hotel and Restaurant, Life Time Athletic, Life Time Work, Office, Pinstripes, and retail	8/21	100%
Northgate - Seattle, WA	NHL Seattle corporate headquarters and ice rinks facility	9/21	100%
Stanford Shopping Center - Palo Alto, CA	Redevelopment of the former Macy's Men's building with RH Gallery, Wilkes Bashord, and small shops	10/21	100%

4Q 2019 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY REPORT (1)
As of December 31, 2019

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Premium Outlets - New Developments
Siam Premium Outlets Bangkok - Bangkok, Thailand	251,000 SF upscale Premium Outlet Center	4/20	50%
Tulsa Premium Outlets - Jenks, OK	338,000 SF Premium Outlet Center	5/21	100%

Designer Outlet - New Developments
Malaga Designer Outlet - Malaga, Spain	191,000 SF upscale Designer Outlet Center	2/20	46%
West Midlands Designer Outlet - Cannock, England	197,000 SF upscale Designer Outler Center	10/20	20%
Paris-Giverny Designer Outlet - Vernon (Normandy), France	229,000 SF upscale Designer Outler Center	9/21	81%

Premium Outlets - Redevelopments and Expansions
Gotemba Premium Outlets - Gotemba, Japan	178,000 SF Phase IV expansion	4/20	40%
Rinku Premium Outlets - Izumisano (Osaka), Japan	110,000 SF Phase V expansion	7/20	40%
Round Rock Premium Outlets - Round Rock, TX	433 Unit Multi-family Residential	9/20	50%
Wrentham Premium Outlets - Wrentham (Boston), MA	Center redevelopment and relocations of Bloomingdale's and Restoration hardware	11/20	100%

Designer Outlet - Expansions
La Reggia Designer Outlet - Marcianise, Italy	58,000 SF Phase III expansion	11/20	92%

The Mills - Redevelopments
Sawgrass Mills - Sunrise (Miami), FL	Redevelopment of the former JCPenney Outlet with Primark (8/20)	8/20	100%
Arizona Mills - Temple, AZ	Fieldhouse USA	10/20	100%
Sawgrass Mills - Sunrise (Miami), FL	AC Hotel by Marriott	12/20	50%
(1)
Projects listed above are included in the Development Activity Summary and are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million or incremental square footage. Includes both domestic and international properties.

4Q 2019 SUPPLEMENTAL	30

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2018 through December 31, 2019

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2018	309,017,468	46,807,372
Activity During the First Nine Months of 2019:
Exchange of Limited Partnership Units for Common Stock	24,000	(24,000)
Redemption of Limited Partnership Units for Cash	—	(27,988)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(16,336)	—
Restricted Stock Awards (3)	90,902	—
Repurchase of Simon Property Group Common Stock in open market	(2,247,074)	—

Number Outstanding at September 30, 2019	306,868,960	46,755,384

Fourth Quarter Activity:
Redemption of Limited Partnership Units for Cash	—	(15,267)

Number Outstanding at December 31, 2019	306,868,960	46,740,117

Number of Limited Partnership Units and Common Shares at December 31, 2019	353,609,077

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF DECEMBER 31, 2019
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan and 2019 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on December 31, 2019 was $72.40 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

4Q 2019 SUPPLEMENTAL	31

CREDIT PROFILE
(As of December 31, unless otherwise indicated)

NET DEBT TO NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
5.6
5.6
5.5
5.1
5.2
2015
2016
2017
2018
2019

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
13.3%
14.0%
14.8%
15.3%
16.6%
2015
2016
2017
2018
2019

FIXED CHARGE COVERAGE

5.6
5.4
5.2
5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
4.5
5.0
5.0
5.1
5.3
2015(1)
2016(2)
2017(2)
2018
2019(2)

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
61%
62%
64%
65%
69%
2015(1)
2016(2)
2017(2)
2018
2019(2)

WEIGHTED AVERAGE INTEREST RATE

4.00%
3.80%
3.60%
3.40%
3.20%
3.00%
3.91%
3.53%
3.40%
3.50%
3.33%
2015
2016
2017
2018
2019

WEIGHTED AVERAGE YEARS TO MATURITY

7.4
7.0
6.6
6.2
5.8
5.4
5.9
7.0
6.6
6.2
6.7
2015
2016
2017
2018
2019

(1)
Includes a $0.33 per share charge for loss on extinguishment of debt and $0.22 per share for gain upon sale of marketable securities.
(2)
Includes a charge for loss on extinguishment of debt of $0.38 per share in 2016, $0.36 per share in 2017, and $0.33 per share in 2019.

4Q 2019 SUPPLEMENTAL	32

SUMMARY OF INDEBTEDNESS
As of December 31, 2019
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,165,015	$6,025,514	3.87%	4.8
Variable Rate Debt	755,851	719,451	2.62%	2.0

Total Mortgage Debt	6,920,866	6,744,965	3.73%	4.5
Unsecured Debt
Fixed Rate	15,872,540	15,872,540	3.07%	9.3
Revolving Credit Facility - USD Currency	125,000	125,000	2.54%	2.5

Total Revolving Credit Facilities	125,000	125,000	2.54%	2.5
Global Commercial Paper - USD	1,057,875	1,057,875	1.72%	0.2
Global Commercial Paper - EUR	269,175	269,175	(0.38)%	0.0

Total Unsecured Debt	17,324,590	17,324,590	2.93%	8.6
Premium	6,775	6,772
Discount	(54,976)	(54,976)
Debt Issuance Costs	(101,280)	(100,420)
Other Debt Obligations	67,255	67,255

Consolidated Mortgages and Unsecured Indebtedness (1)	$24,163,230	$23,988,186	3.16%	7.4

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,478,027	$6,422,198	4.06%	4.6
Floating Rate Debt (Hedged) (1)	252,422	98,436	1.61%	5.6
Variable Rate Debt	1,297,323	554,904	2.99%	2.5
TMLP Debt (2)	399,842	155,351	–	–

Total Mortgage Debt	15,427,614	7,230,889	3.94%	4.4
Debt Issuance Costs	(35,833)	(16,708)

Joint Venture Mortgages and Other Indebtedness (1)	$15,391,781	$7,214,181	3.94%	4.4

Our Share of Total Indebtedness		$31,202,367	3.33%	6.7

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	96.5%	$23,159,242	3.46%	7.7
Variable	3.5%	828,944	2.61%	2.3

	100.0%	23,988,186	3.16%	7.4
Joint Venture
Fixed	91.0%	$6,564,193	4.06%	4.6
Variable	9.0%	649,988	2.78%	3.0

	100.0%	7,214,181	3.94%	4.4

Total Debt		$31,202,367

Total Fixed Debt	95.3%	$29,723,435	3.37%	7.0

Total Variable Debt	4.7%	$1,478,932	2.68%	2.6

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 20 on the Property and Debt information.

4Q 2019 SUPPLEMENTAL	33

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of December 31, 2019
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2020	$2,247,637	1.76%	$600,322	4.44%	$399,605	5.24%	$3,247,564	2.62%
2021	550,000	2.50%	964,805	3.43%	1,165,787	4.41%	2,680,592	3.64%
2022	2,116,172	2.05%	733,548	3.52%	982,084	3.93%	3,831,804	2.82%
2023	1,100,000	2.75%	753,097	3.89%	602,065	3.25%	2,455,162	3.22%
2024	2,500,000	2.92%	372,007	3.87%	1,158,240	4.10%	4,030,247	3.32%
2025	1,160,781	2.41%	855,042	3.53%	858,014	3.36%	2,873,837	3.03%
2026	1,550,000	3.28%	2,086,703	3.89%	910,168	3.55%	4,546,871	3.62%
2027	1,500,000	3.38%	146,280	4.00%	377,992	3.76%	2,024,272	3.49%
2028	–	–	46,415	3.85%	725,543	4.11%	771,958	4.09%
2029	1,250,000	2.45%	186,746	2.00%	610	–	1,437,356	2.39%
2030	–	–	–	–	638	–	638	–
Thereafter	3,350,000	4.41%	–	–	50,143	5.80%	3,400,143	4.43%

Face Amounts of Indebtedness	$17,324,590	2.93%	$6,744,965	3.73%	$7,230,889	3.94%	$31,300,444	3.33%
Premiums (Discounts) on Indebtedness, Net	(54,976)		6,772		0		(48,204)
Debt Issuance Costs	(81,364)		(19,056)		(16,708)		(117,128)
Other Debt Obligations	67,255		–		–		67,255

Our Share of Total Indebtedness	$17,255,505		$6,732,681		$7,214,181		$31,202,367

4Q 2019 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of December 31, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,990	(2)
2.	Auburn Mall	MA	Auburn	56.4%		584,602	09/01/20	6.02%	Fixed	36,253	20,436
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,127,254	07/01/28	4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,452,408	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,201,828	09/01/22	3.95%	Fixed	115,043	115,043
6.	Bay Park Square	WI	Green Bay	100.0%		680,542	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,214	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		977,987	09/01/26	3.29%	Fixed	165,000	82,500
9.	Brickell City Centre	FL	Miami	25.0%		476,251	(2)
10.	Broadway Square	TX	Tyler	100.0%		604,870	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,138,385	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		707,681	03/06/21	5.75%	Fixed	86,725	48,887
13.	Castleton Square	IN	Indianapolis	100.0%		1,384,718	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,244,344	(2)
15.	Coconut Point	FL	Estero	50.0%		1,204,901	10/01/26	3.95%	Fixed	186,178	93,089
16.	College Mall	IN	Bloomington	100.0%		609,768	(2)
17.	Columbia Center	WA	Kennewick	100.0%		806,481	(2)
18.	Copley Place	MA	Boston	94.4%	(7)	1,264,047	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,940	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		927,148	(2)
21.	Crystal Mall	CT	Waterford	78.2%		782,704	06/06/22	4.46%	Fixed	85,964	67,212
22.	Dadeland Mall	FL	Miami	50.0%		1,488,746	12/05/21	4.50%	Fixed	401,123	200,562
23.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,518,899	06/01/27	3.66%	Fixed	585,000	292,500
24.	Domain, The	TX	Austin	100.0%		1,236,238	08/01/21	5.44%	Fixed	180,735	180,735
25.	Dover Mall	DE	Dover	68.1%		927,245	08/06/21	5.57%	Fixed	81,889	55,758
26.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,293	08/11/22	4.71%	Fixed	100,359	56,573
27.	Empire Mall	SD	Sioux Falls	100.0%		1,124,707	12/01/25	4.31%	Fixed	186,948	186,948
28.	Falls, The	FL	Miami	50.0%		831,327	09/01/26	3.45%	Fixed	150,000	75,000
29.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,258	07/01/21	5.11%	Fixed	40,000	17,000
							07/01/21	4.87%	Fixed	410,000	174,250
30.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		716,548	(2)
31.	Fashion Valley	CA	San Diego	50.0%		1,724,929	01/04/21	4.30%	Fixed	421,835	210,917
32.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		995,914	(2)
33.	Florida Mall, The	FL	Orlando	50.0%		1,725,988	09/05/20	5.25%	Fixed	313,702	156,851
34.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		667,468	(2)
35.	Galleria, The	TX	Houston	50.4%		2,017,207	03/01/25	3.55%	Fixed	1,200,000	604,440
36.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,862	(2)
37.	Haywood Mall	SC	Greenville	100.0%		1,237,536	(2)
38.	Ingram Park Mall	TX	San Antonio	100.0%		1,125,086	06/01/21	5.38%	Fixed	125,225	125,225
39.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,669,573	(2)

4Q 2019 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of December 31, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	La Plaza Mall	TX	McAllen	100.0%		1,313,115	(2)
41.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,657	(2)
42.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,190,538	11/01/27		4.06%	Fixed	192,800	96,400
43.	Lenox Square	GA	Atlanta	100.0%		1,557,079	(2)
44.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,882	(2)
45.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,064,875	06/01/26		4.04%	Fixed	262,000	73,845
46.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,119,920	05/01/23		3.56%	Fixed	116,335	58,167
47.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,853,663	(2)
48.	Mall of New Hampshire, The	NH	Manchester	56.4%		804,828	07/01/25		4.11%	Fixed	150,000	84,555
49.	McCain Mall	AR	N. Little Rock	100.0%		793,612	(2)
50.	Meadowood Mall	NV	Reno	50.0%		928,924	11/06/21		5.82%	Fixed	110,119	55,060
51.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,331,788	(2)
52.	Miami International Mall	FL	Miami	47.8%		1,083,592	02/06/24		4.42%	Fixed	160,000	76,442
53.	Midland Park Mall	TX	Midland	100.0%		643,702	09/06/22		4.35%	Fixed	73,679	73,679
54.	Miller Hill Mall	MN	Duluth	100.0%		831,453	(2)
55.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,101,907	05/01/24		4.57%	Fixed	100,000	79,351
56.	North East Mall	TX	Hurst (Dallas)	100.0%		1,667,775	(2)
57.	Northgate	WA	Seattle	100.0%		1,045,724	(2)
58.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,503,800	07/05/23		3.30%	Fixed	236,627	133,388
59.	Ocean County Mall	NJ	Toms River (New York)	100.0%		859,498	(2)
60.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,229,928	(2)
61.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%	(29)	1,338,633	12/07/20		4.77%	Fixed	59,541	50,932
62.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,753	01/01/26		3.84%	Fixed	310,000	292,938
63.	Pheasant Lane Mall	NH	Nashua		(10)	979,555	(2)
64.	Phipps Plaza	GA	Atlanta	100.0%		788,410	(2)
65.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,158,376	07/27/21		2.86%	Variable	225,000	225,000
66.	Prien Lake Mall	LA	Lake Charles	100.0%		842,677	(2)
67.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,265	05/01/26		4.50%	Fixed	180,000	90,000
68.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,417	(2)
69.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,345,983	(2)
70.	Ross Park Mall	PA	Pittsburgh	100.0%		1,061,790	(2)
71.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,050	(2)
72.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,073	11/01/23		4.69%	Fixed	120,000	113,328
73.	Shops at Clearfork, The	TX	Fort Worth	45.0%		550,029	03/18/21	(8)	3.51%	Variable	179,991	80,996
74.	Shops at Crystals, The	NV	Las Vegas	50.0%		300,381	07/01/26		3.74%	Fixed	550,000	275,000
75.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,253,995	02/01/23		3.61%	Fixed	295,000	150,450
76.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,927	(2)
77.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		694,434	02/01/23		3.37%	Fixed	130,000	130,000
78.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,295,843	05/29/20		2.96%	Variable	180,000	45,000

4Q 2019 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of December 31, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
79.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,479	11/01/22		4.01%	Fixed	94,954	53,526
80.	South Hills Village	PA	Pittsburgh	100.0%		1,128,101	(2)
81.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,590,390	(2)
82.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,246,585	04/01/23		3.84%	Fixed	141,377	141,377
83.	SouthPark	NC	Charlotte	100.0%		1,684,152	(2)
84.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,221,169	06/06/23		3.85%	Fixed	114,458	114,458
85.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,180	10/06/25		4.45%	Fixed	60,452	30,226
86.	Square One Mall	MA	Saugus (Boston)	56.4%		930,295	01/06/22		5.47%	Fixed	87,692	49,432
87.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,344	(2)
88.	St. Johns Town Center	FL	Jacksonville	50.0%		1,390,687	09/11/24		3.82%	Fixed	350,000	175,000
89.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,288,163	(2)
90.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,686	09/05/26		3.50%	Fixed	330,000	164,670
91.	Summit Mall	OH	Akron	100.0%		777,524	10/01/26		3.31%	Fixed	85,000	85,000
92.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,239,523	(2)
93.	Tippecanoe Mall	IN	Lafayette	100.0%		863,719	(2)
94.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,778,727	(2)
95.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,281,736	05/01/22		4.76%	Fixed	181,632	181,632
96.	Towne East Square	KS	Wichita	100.0%		1,145,109	(2)
97.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,113	(2)
98.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		960,215	(2)
99.	University Park Mall	IN	Mishawaka	100.0%		918,532	(2)
100.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,455	(2)
101.	West Town Mall	TN	Knoxville	50.0%		1,281,469	07/01/22		4.37%	Fixed	210,000	105,000
102.	Westchester, The	NY	White Plains (New York)	40.0%		809,360	05/05/20		6.00%	Fixed	317,163	126,867
103.	White Oaks Mall	IL	Springfield	80.7%		925,382	06/01/23	(8)	4.51%	Variable	47,548	38,361
104.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,500	11/01/26		4.15%	Fixed	156,170	147,574
105.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,154,882	03/05/24		4.50%	Fixed	405,378	202,689
106.	Woodland Hills Mall	OK	Tulsa	94.5%		1,097,833	(2)

	Total Mall Square Footage					119,807,048

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		229,530	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		674,905	04/01/22		4.81%	Fixed	77,754	38,877
3.	Pier Park	FL	Panama City Beach	65.6%		947,992	(2)
4.	University Park Village	TX	Fort Worth	100.0%		169,940	05/01/28		3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage					2,022,367

4Q 2019 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of December 31, 2019

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,553	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	544,219	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,516	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	604,462	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	686,299	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,209	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,840	12/01/22		3.36%	Fixed	42,982	42,982
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,695	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,362	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,809	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,128	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,117	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,120	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	655,261	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,050	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,597	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,326	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,686	03/01/23	(8)	3.26%	Variable	86,000	43,000
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,679	04/01/23		3.66%	Fixed	111,607	111,607
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	530,748	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,009	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/Washington, DC)	100.0%	485,104	02/06/26		4.26%	Fixed	74,655	74,655
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	542,381	(2)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,029	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,606	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,462	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,361	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	553,933	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,322	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,618	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,796	06/01/26	(15)	4.17%	Fixed	50,710	50,710
33.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,311	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,780	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,896	07/01/23		3.78%	Fixed	119,120	119,120
36.	Napa Premium Outlets	CA	Napa	100.0%	179,379	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,087	(2)
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,560	(2)
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,724	(2)

4Q 2019 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of December 31, 2019

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	772,891	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,892	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,694	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,154	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,506	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,417	09/06/26	(17)	3.33%	Fixed	34,590	34,590
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,626	09/01/27		4.00%	Fixed	145,000	145,000
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	350,091	07/26/21		2.86%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,601	09/06/26	(17)	3.33%	Fixed	60,767	60,767
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,363	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,904	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	731,377	(2)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,751	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,954	06/01/22		3.93%	Fixed	100,000	50,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,699	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,495	10/06/24		4.06%	Fixed	94,740	56,844
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,485	(2)
58.	Tanger Outlets - Columbus(3)	OH	Sunbury (Columbus)	50.0%	355,255	11/28/21	(8)	3.41%	Variable	85,000	42,500
59.	Tanger Outlets - Galveston/Houston(3)	TX	Texas City	50.0%	352,705	07/01/22	(8)	3.41%	Variable	80,000	40,000
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,747	12/01/22		3.41%	Fixed	105,802	105,802
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,437	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,931	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	445,400	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,480	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,436	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,562	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,722	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	909,342	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,857	(2)

	Total U.S. Premium Outlet Square Footage				30,521,409

4Q 2019 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of December 31, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,237,900	07/01/20		5.76%	Fixed	149,481	149,481
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,931,034	02/06/24		4.29%	Fixed	383,500	227,224
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,414,545	11/01/24		4.28%	Fixed	131,303	49,239
							07/01/21		5.04%	Fixed	25,595	9,598
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,362,549	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,293	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,368,381	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,936,003	10/01/26		3.99%	Fixed	259,455	259,455
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,787,908	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,303,749	11/01/20		3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,750	03/05/22		4.25%	Fixed	296,997	148,499
11.	Opry Mills	TN	Nashville	100.0%		1,168,427	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,975	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,560,052	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,369,306	(2)

	Total The Mills Square Footage					21,509,872

	Other Properties
	Calhoun Outlet Marketplace, Circle Centre, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Liberty Tree Mall, Lincoln Plaza, Orlando Outlet Marketplace, Osage Beach Marketplace, Philadelphia Mills, Sugarloaf Mills, and The Avenues							(4)(15)(20)			668,912	271,956

	Total Other Properties Square Footage					7,301,347

	TOTAL U.S. SQUARE FOOTAGE (11)(22)					181,162,043

4Q 2019 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of December 31, 2019

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(19)	2.00%	Fixed	207,487	186,738

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	424,000	11/10/21	(8)(14)	3.38%	Variable	101,713	50,856
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,400	06/01/24	(14)	3.08%	Fixed	92,188	46,094
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	06/01/22	(14)	3.11%	Fixed	130,600	65,300
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	06/19/21	(8)(14)	3.63%	Variable	111,048	49,972

	Subtotal Canada Square Footage				1,622,300
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(8)(19)	1.60%	Variable	91,855	82,669

	Subtotal France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(19)	2.49%	Fixed	43,079	30,371

	Subtotal Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(19)	2.25%	Variable	141,001	126,901
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(19)	1.95%	Fixed	313,701	282,331

	Subtotal Italy Square Footage				641,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(23)	1.75%	Fixed	41,219	16,488
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	10/31/26	(23)	0.30%	Variable	64,434	25,774
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(23)	0.44%	Variable	30,597	12,239
13.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	402,500	07/31/22	(23)	0.33%	Variable	9,205	3,682
14.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(23)	0.28%	Fixed	41,882	16,753
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
16.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/23	(23)	0.31%	Variable	25,774	10,310
						11/30/23	(23)	0.31%	Variable	23,933	9,573
						05/29/22	(23)	0.35%	Fixed	46,024	18,410
17.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(23)	0.30%	Variable	5,981	2,392
						11/30/24	(23)	0.35%	Fixed	27,362	10,945
18.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(23)	0.18%	Variable	67,656	27,062

	Subtotal Japan Square Footage				3,325,700

4Q 2019 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of December 31, 2019

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan		50.0%		360,200	03/31/22	(24)	3.24%	Fixed	95,632	47,816
20.	Paju Premium Outlets	Paju (Seoul)		50.0%		558,900	07/13/23	(24)	3.40%	Fixed	67,938	33,969
21.	Siheung Premium Outlets	Siheung (Seoul)		50.0%		444,400	03/15/23	(24)	3.28%	Fixed	129,817	64,908
22.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%		551,600	09/28/21	(24)	3.45%	Fixed	71,832	35,916

	Subtotal South Korea Square Footage					1,915,100
	MALAYSIA
23.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%		277,500	02/14/24	(25)	5.27%	Variable	27,803	13,902
24.	Johor Premium Outlets	Johor (Singapore)		50.0%		309,400	(2)

	Subtotal Malaysia Square Footage					586,900
	MEXICO
25.	Premium Outlets Punta Norte	Mexico City		50.0%		333,000	(2)
26.	Premium Outlets Querétaro	Querétaro		50.0%		274,800	12/20/33	(28)	10.53%	Fixed	23,797	11,899
							12/20/21	(28)	10.31%	Variable	7,404	3,702

	Subtotal Mexico Square Footage					607,800
	NETHERLANDS
27.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond			(26)	298,000	12/18/21	(19)	1.78%	Fixed	257,958	232,162
							08/17/25	(19)	1.30%	Variable	188,422	89,054
28.	Roosendaal Designer Outlet	Roosendaal		94.0%		247,500	02/25/24	(8)(19)	1.75%	Variable	65,447	61,520

	Subtotal Netherlands Square Footage					545,500
	UNITED KINGDOM
29.	Ashford Designer Outlet	Kent		45.0%		281,000	02/22/22	(5)	3.06%	Fixed	125,007	56,253

	Subtotal United Kingdom Square Footage					281,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(27)					10,103,800

	TOTAL SQUARE FOOTAGE					191,265,843

	Other Secured Indebtedness:							(13)			386,819	194,461

	TOTAL SECURED INDEBTEDNESS											$13,975,854	(6)

	Our Share of Consolidated Mortgage Debt											$6,744,965

	Our Share of Joint Venture Mortgage Debt											$7,230,889

4Q 2019 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of December 31, 2019

	DEBT INFORMATION

				INDEBTEDNESS
UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	($ in 000's) TOTAL
Global Commercial Paper - USD	03/06/20	(12)	1.72%	Fixed	1,057,875
Global Commercial Paper - EUR	01/17/20	(12)	(0.38)%	Fixed	269,175
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(21)	2.38%	Fixed	420,587
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Revolving Credit Facility - USD Currency	06/30/22	(8)	2.54%	Variable	125,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	841,172
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/13/24		2.00%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	560,781
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	09/13/29		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	09/13/49		3.25%	Fixed	1,250,000

Total Unsecured Indebtedness					$17,324,590	(18)

4Q 2019 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of December 31, 2019

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of December 31, 2019: 1M LIBOR at 1.76%; 1M EUR LIBOR at (0.51)%; 3M EURIBOR at (0.38)%; 6M EURIBOR at (0.32)%; 3M GBP LIBOR at 0.79%; 1M YEN TIBOR at 0.07%; 6M YEN TIBOR at .13%; 1M YEN LIBOR at (0.08)%; 1M CDOR at 2.08%; and Cost of Funds Rate at 3.52%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD equivalent; GBP equivalent is 94.8 million.
(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $214.8 million of payment guarantees provided by the Operating Partnership (of which $10.8 million is recoverable from our venture partner under the partnership agreement).
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of Commercial Paper at December 31, 2019.
(13)
Consists of nine loans with interest rates ranging from 2.75% to 4.86% and maturities between 2020 and 2035.
(14)
Amount shown in USD equivalent; CAD equivalent is 566.9 million.
(15)
These three properties (which includes Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amount shown in USD equivalent; Euro equivalent is 1.2 billion.
(20)
Consists of eight encumbered properties with interest rates ranging from 3.41% to 7.32% and maturities between 2021 and 2026, of which two properties are held within TMLP.
(21)
Amount shown in USD equivalent; Euro equivalent is 375.0 million.
(22)
Includes office space of 2,222,211 square feet including the following centers with more than 75,000 square feet of office space:

Auburn Mall - 85,619 sq. ft.	Fashion Center at Pentagon City - 169,089 sq. ft.
Circle Centre - 138,390 sq. ft.	Oxford Valley Mall - 137,862 sq. ft.
Copley Place - 893,439 sq. ft.	The Shops at Clearfork - 146,571 sq. ft.
Domain, The - 156,240 sq. ft.	Southdale Center - 101,560 sq. ft.
(23)
Amounts shown in USD equivalent; Yen equivalent is 41.7 billion.
(24)
Amounts shown in USD equivalent; Won equivalent is 422.0 billion.
(25)
Amounts shown in USD equivalent; Ringgit equivalent is 113.6 million.
(26)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.
(27)
Does not include Klépierre.
(28)
Amounts shown in USD equivalent; Pesos equivalent is 590.0 million.
(29)
This mortgage is also secured by Lincoln Plaza.

4Q 2019 SUPPLEMENTAL	44

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

4Q 2019 SUPPLEMENTAL	45

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31, 2019			FOR THE THREE MONTHS ENDED DECEMBER 31, 2018

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES		NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Lease income	$(12,380)	$375,982		$(12,409)	$370,319
Management fees and other revenues	–	–		–	–
Other income	(644)	39,168		(3,635)	45,475

Total revenue	(13,024)	415,150		(16,044)	415,794

EXPENSES:
Property operating	(1,995)	68,229		(1,974)	68,323
Depreciation and amortization	(4,227)	102,291		(4,502)	99,860
Real estate taxes	(520)	30,687		(576)	29,148
Repairs and maintenance	(403)	10,919		(380)	10,895
Advertising and promotion	(1,348)	12,588		(1,162)	10,493
Home and regional office costs	–	–		–	–
General and administrative	–	–		–	–
Other	(1,814)	23,653		(1,810)	19,077

Total operating expenses	(10,307)	248,367		(10,404)	237,796

OPERATING INCOME BEFORE OTHER ITEMS	(2,717)	166,783		(5,640)	177,998
Interest expense	1,835	(77,214)		2,033	(74,456)
Loss on extinguishment of debt	–	–		–	–
Income and other taxes	–	–		–	–
Income from unconsolidated entities	(290)	(89,569)	(2)	(420)	(103,542)
Unrealized (losses) gains in fair value of equity instruments	–	–		–	–
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	–	–		(6,616)	–

Consolidated income from continuing operations	(1,172)	–		(10,643)	–

CONSOLIDATED NET INCOME	(1,172)	–		(10,643)	–
Net (income) loss attributable to noncontrolling interests	(1,172)	–	(3)	(10,643)	–
Preferred dividends	–	–		–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–		$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.
(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, HBS, RGG, and Aéropostale/ABG.
(3)
Represents limited partners' interest in the Operating Partnership.

4Q 2019 SUPPLEMENTAL	46

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2019			FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2018

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES		NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Lease income	$(45,957)	1,451,509		$(45,070)	1,435,940
Management fees and other revenues	—	—		—	—
Other income	(1,815)	154,056		(4,911)	159,425

Total revenue	(47,772)	1,605,565		(49,981)	1,595,365

EXPENSES:
Property operating	(8,049)	263,165		(7,894)	263,510
Depreciation and amortization	(16,751)	408,818		(16,314)	396,602
Real estate taxes	(2,294)	125,583		(2,481)	121,972
Repairs and maintenance	(1,528)	39,722		(1,506)	40,747
Advertising and promotion	(4,908)	43,381		(4,313)	41,782
Home and regional office costs	—	—		—	—
General and administrative	—	—		—	—
Other	(6,962)	87,006		(5,882)	83,410

Total operating expenses	(40,492)	967,675		(38,390)	948,023

OPERATING INCOME BEFORE OTHER ITEMS	(7,280)	637,890		(11,591)	647,342
Interest expense	6,882	(300,518)		7,640	(306,221)
Loss on extinguishment of debt	—	—		—	—
Income and other taxes	—	—		—	—
Income from unconsolidated entities	(593)	(337,372)	(2)	(760)	(341,121)
Unrealized (losses) gains in fair value of equity instruments	—	—
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—		(6,616)	—

Consolidated income from continuing operations	(991)	—		(11,327)	—

CONSOLIDATED NET INCOME	(991)	—		(11,327)	—
Net (income) loss attributable to noncontrolling interests	(991)	—	(3)	(11,327)	—
Preferred dividends	—	—		—	—

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—		$—	$—

(1)
Represents our venture partners' share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, HBS, RGG, and Aéropostale/ABG.

(3)
Represents limited partners' interest in the Operating Partnership.

4Q 2019 SUPPLEMENTAL	47

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF DECEMBER 31, 2019		AS OF DECEMBER 31, 2018

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(460,208)	$10,832,419	$(450,919)	$10,682,678
Less - accumulated depreciation	(101,505)	3,503,417	(88,007)	3,232,758

	(358,703)	7,329,002	(362,912)	7,449,920
Cash and cash equivalents	(22,446)	467,563	(19,818)	496,260
Tenant receivables and accrued revenue, net	(9,537)	239,623	(9,707)	210,552
Investment in unconsolidated entities, at equity	(21,591)	(2,349,462)	(16,324)	(2,204,090)
Investment in Klépierre, at equity	—	—	—	—
Right-of-use assets, net	(894)	80,520	—	—
Deferred costs and other assets	(28,733)	573,694	(36,302)	285,498

Total assets	$(441,904)	$6,340,940	$(445,063)	$6,238,140

LIABILITIES:
Mortgages and unsecured indebtedness	$(175,044)	$7,214,181	$(165,558)	$7,160,392
Accounts payable, accrued expenses, intangibles, and deferred revenues	(19,132)	464,401	(17,515)	458,038
Cash distributions and losses in unconsolidated entities, at equity	—	(1,566,294)	—	(1,536,111)
Lease liabilities	(894)	81,166	—	—
Other liabilities	(46,800)	147,486	(49,968)	155,821

Total liabilities	(241,870)	6,340,940	(233,041)	6,238,140

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(193,524)	—	(204,626)	—
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—

Total stockholders' equity	—	—	—	—
Noncontrolling interests	(6,510)	—	(7,396)	—

Total equity	(6,510)	—	(7,396)	—

Total liabilities and equity	$(441,904)	$6,340,940	$(445,063)	$6,238,140

4Q 2019 SUPPLEMENTAL	48

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  TABLE OF CONTENTS
SIMON PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
  RESULTS FOR THE YEAR1
  RESULTS FOR THE QUARTER(1)
  U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS
  COMPARABLE PROPERTY NET OPERATING INCOME ("NOI") AND PORTFOLIO NOI
  DIVIDENDS
  EARNINGS RELEASE
  DEVELOPMENT ACTIVITY
  BALANCE SHEET ACTIVITY
  EARNINGS RELEASE
  2020 GUIDANCE
  CONFERENCE CALL
  SUPPLEMENTAL MATERIALS AND WEBSITE
  EARNINGS RELEASE
  NON-GAAP FINANCIAL MEASURES
  FORWARD-LOOKING STATEMENTS
  ABOUT SIMON
Simon Property Group, Inc. Unaudited Consolidated Statements of Operations (Dollars in thousands, except per share amounts)
  EARNINGS RELEASE
Simon Property Group, Inc. Unaudited Consolidated Balance Sheets (Dollars in thousands, except share amounts)
  EARNINGS RELEASE
Simon Property Group, Inc. Unaudited Joint Venture Combined Statements of Operations (Dollars in thousands)
  EARNINGS RELEASE
Simon Property Group, Inc Unaudited Joint Venture Combined Balance Sheets (Dollars in thousands)
  EARNINGS RELEASE
Simon Property Group, Inc. Unaudited Reconciliation of Non-GAAP Financial Measures (C) (Amounts in thousands, except per share amounts)
  EARNINGS RELEASE
Simon Property Group, Inc. Footnotes to Unaudited Financial Information
  Notes
  EARNINGS RELEASE
  OVERVIEW
  THE COMPANY
  OVERVIEW
  STOCK INFORMATION
  SENIOR UNSECURED DEBT COVENANTS (1)
  SELECTED FINANCIAL AND EQUITY INFORMATION (In thousands, except as noted)
  NET OPERATING INCOME (NOI) COMPOSITION (1) For the Twelve Months Ended December 31, 2019
  NET OPERATING INCOME OVERVIEW (1) (In thousands)
  RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (In thousands, except as noted)
  OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST (In thousands)
  U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION
  Open / Close Spread
  THE MILLS AND INTERNATIONAL OPERATING INFORMATION
  U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)
  U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS
  Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
  Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)
  CAPITAL EXPENDITURES (In thousands)
  DEVELOPMENT ACTIVITY SUMMARY (1) As of December 31, 2019 (in millions, except percent)
  DEVELOPMENT ACTIVITY SUMMARY As of December 31, 2019
  DEVELOPMENT ACTIVITY REPORT (1) As of December 31, 2019
  COMMON AND PREFERRED STOCK INFORMATION
  CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP For the Period December 31, 2018 through December 31, 2019
  PREFERRED STOCK/UNITS OUTSTANDING AS OF DECEMBER 31, 2019 ($ in 000's, except per share amounts)
  CREDIT PROFILE (As of December 31, unless otherwise indicated)
  SUMMARY OF INDEBTEDNESS As of December 31, 2019 (In thousands)
  TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE) As of December 31, 2019 (In thousands)
  PROPERTY AND DEBT INFORMATION As of December 31, 2019
  PROPERTY AND DEBT INFORMATION As of December 31, 2019
  PROPERTY AND DEBT INFORMATION As of December 31, 2019
  PROPERTY AND DEBT INFORMATION As of December 31, 2019
  PROPERTY AND DEBT INFORMATION As of December 31, 2019
  PROPERTY AND DEBT INFORMATION As of December 31, 2019
  NON-GAAP PRO-RATA FINANCIAL INFORMATION
  NON-GAAP PRO-RATA FINANCIAL INFORMATION (In thousands)